Filed pursuant to 424(b)(3)
Registration No. 333-155678

AFLAC INCORPORATED

STICKER SUPPLEMENT DATED FEBRUARY 13, 2009

TO PROSPECTUS DATED NOVEMBER 25, 2008

This Sticker Supplement is part of, and should be read in conjunction with, our prospectus dated November 25, 2008. Capitalized terms have the same meaning as in the prospectus unless otherwise stated herein.

EXPLANATORY NOTE

The below item number 7 replaces item number 7 of our prospectus dated November 25, 2008. In the prospectus we state that "As of the date of this prospectus, shares purchased under the Plan will be purchased from treasury."  The Company has decided to remove that sentence to have the flexibility to purchase shares in all ways provided under and pursuant to the terms of the Plan.

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7.           What is the source of shares?

Shares purchased for you under the Plan will be either newly issued shares, shares held in the treasury of Aflac Incorporated, or shares purchased in the open market by the Independent Agent.